EXHIBIT 99.1

LINKBANCORP, Inc. Announces Closing of Overallotment Option and Issuance of 526,205 Shares of Common Stock

Harrisburg, PA. — September 30, 2022 — LINKBANCORP, Inc. (Nasdaq: LNKB) (the “Company”), the holding company of The Gratz Bank, including its LINKBANK division, today announced that the underwriters for its recently completed initial public offering have exercised their overallotment option and completed the sale of an additional 526,205 shares of common stock at the public offering price of $7.50 per share. The exercise of the option and the issuance of the additional shares is expected to result in gross additional proceeds to the Company of approximately $3.9 million. The net proceeds to the Company, after deducting the underwriting discount and estimated additional offering expenses, are expected to be approximately $3.6 million. The Company’s common stock trades on the Nasdaq Capital Market under the symbol “LNKB.”

Stephens Inc. and Piper Sandler & Co. acted as joint book-running managers in the offering. D.A. Davidson & Co. served as co-manager.

A Registration Statement on Form S-1 relating to the shares of common stock (File No: 333-267303) has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on September 13, 2022. The offering has been made solely by means of the written prospectus forming a part of the effective registration statement. Copies of the final prospectus may be obtained from Stephens Inc., 111 Center Street, Little Rock, AR 72201, or by phone at 1-800-643-9691 or Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, or by phone at (800) 747-3924, or by email at prospectus@psc.com or from D.A. Davidson & Co., 8 Third Street North, Great Falls, MT 59401, Attention: Equity Syndicate or by calling 1-800-332-5915.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of the common stock, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The common stock purchased in the initial public offering will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.

About LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking.  Its subsidiary bank, The Gratz Bank, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Central and Southeastern Pennsylvania through 10 client solutions centers of The Gratz Bank and LINKBANK, a division of The Gratz Bank.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or similar terminology. These forward-looking statements are based on current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: risks related to fluctuations in real estate values and both residential and commercial real estate market conditions; fiscal and monetary policies of the federal government and its agencies; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; demand for loans and deposits in our market area; conditions relating to the COVID-19 pandemic, including the severity and duration of the associated economic slowdown either nationally or in our market areas and the effectiveness of vaccination programs, that are worse than expected; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Registration Statement filed with the SEC. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.